Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the first quarter ended September 30, 2008 of Integrated BioPharma, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey R. Leach, the President and Chief Executive Officer of Integrated BioPharma, Inc. certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:     November 14, 2008

                                   By: /s/ Jeffrey R. Leach

                                   Jeffrey R. Leach

                                   President and Chief Executive Officer